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                                                                    EXHIBIT 99.1

                             JOINT FILING STATEMENT


         We, the signatories of the Statement on Schedule 13D to which this Joint Filing Statement is attached, hereby agree that such Statement is filed and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.


Dated:  May 19, 2003


                                  FKA DISTRIBUTING CO., d/b/a HOMEDICS, INC.


                                  By:   /s/ Roman S. Ferber
                                        -------------------
                                        Roman S. Ferber,
                                        President


                                        Roman S. Ferber
                                        -------------------
                                        Roman S. Ferber